WEINBERG & COMPANY, P.A.
CERTIFIED PUBLIC ACCOUNTANTS

September 7, 2023

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

Commissioners:

We have read items 4.01 and Item 8.01 of Kona Gold, Inc.'s Form 8-K dated September 5, 2023, and we agree with the statements set forth, insofar as they relate to our firm. With respect to all other matters, we have no basis to agree or disagree with the statements made by the registrant.

Very truly yours,

Weinberg & Company, PA

Weinberg & Company, PA
Los Angeles, Ca.

1925 Century Park East, Suite 1120
Los Angeles, California 90067
Telephone: 310.601.2200
Fax: 310.601.2201
www.weinbergla.com